UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007 (March 13, 2007)
_______________

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Emerson Rd., Suite 300
St. Louis, MO 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) On March 13, 2007, Isle of Capri Casinos, Inc. (the “Company”) received a Nasdaq Staff Determination letter indicating that due to the Company’s previously announced restatement of certain of its financial statements, and the Company’s resulting inability to file its Quarterly Report on Form 10-Q by the March 9 due date, Isle of Capri is not in compliance with the filing requirements for continued listing of its common stock on the Nasdaq Global Select Market as set forth in Marketplace Rule 4310(c)(14). The Company has appealed the determination and requested a hearing before the Nasdaq Listing Qualifications Panel, during the pendency of which the delisting will be suspended, meaning that the Company’s common stock will continue to trade on the Nasdaq Global Select Market without interruption.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: March 16, 2007	By:	/s/ DONN R. MITCHELL, II
	Name:	Donn R. Mitchell, II
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
99.1	Press Release dated March 15, 2007